UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: (Date of earliest event reported) August 6, 2003

Moore Medical Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-8903	22-1897821
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

389 John Downey Drive P.O. Box 1500, New Britain, CT	06050
(Address of principal executive offices)	(Zip Code)

(860) 826-3600

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)    Exhibits:

99.1	Press Release of Moore Medical Corp. dated August 6, 2003.

ITEM 12.    RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 6, 2003, Moore Medical Corp. issued a press release reporting financial results for the quarter ended June 28, 2003. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information in this Current Report, including exhibits attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to Securities Act of 1933, except as otherwise expressly stated in such filing.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOORE MEDICAL CORP.

Date: August 8, 2003	By:	/s/ JOHN M. ZINZARELLA
John M. Zinzarella Vice President of Finance, Treasurer and Chief Financial Officer

EXHIBIT INDEX

99.1    Press Release of Moore Medical Corp., dated August 6, 2003.